UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 9, 2006
(Date of Earliest Event Reported)
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32622	20-0723270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada (Address of Principal Executive Offices)	89120 (Zip Code)
(800) 833-7110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Pursuant to the terms of the Employment Agreement, dated March 22, 2005 (the “Employment Agreement”), by and among Kirk Sanford and Global Cash Access, Inc. (“GCA”), a wholly-owned subsidiary of Global Cash Access Holdings, Inc. (the “Company”), Mr. Sanford agreed not to receive any compensation or other remuneration from any entity controlled by Karim Maskatiya and Robert Cucinotta. M&C International is a Nevada corporation controlled by Karim Maskatiya and Robert Cucinotta.
     On May 9, 2006, pursuant to the terms of the Employment Agreement, the Board of Directors of GCA provided its prior written consent to the payment by M&C International to Mr. Sanford of the sum of $4,700,000 in respect of certain tax liabilities incurred by him as a result of the forgiveness of certain indebtedness owed by him to M&C International, the payment to him of certain amounts by M&C International for advisory services and the redemption by M&C International of certain shares of stock held by him, all of which occurred in March 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: May 9, 2006	By:	/s/ Harry C. Hagerty III
Harry C. Hagerty III
Chief Financial Officer